UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 5, 2010)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events

Item 8.01.	Other Events.

On November 5, 2010, State Auto Financial Corporation (“State Auto Financial”) and State Automobile Mutual Insurance Company (“State Auto Mutual”) announced proposed changes to the intercompany reinsurance pooling agreement for the State Auto Group. As of January 1, 2011, the State Auto pooling arrangement will be amended to add the operating results of the insurance companies of the Rockhill Insurance Group. The Rockhill Insurance Group was acquired by State Auto Mutual in February 2009.

The addition of the Rockhill insurance companies to the pool will not change State Auto Financial’s overall share of the pool, which will remain at 80%. Similarly, the participating percentages of the State Auto Financial insurance subsidiaries will remain unchanged. Together, it is estimated that the Rockhill insurance companies will add approximately $100 million of premiums to the pool in 2011. The proposed changes are subject to regulatory approval by various departments of insurance.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is a press release issued by State Auto Financial on November 5, 2010, announcing the proposed pooling changes.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: November 12, 2010	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on November 5, 2010.